EXHIBIT 99.1

Monotype Announces Second Quarter 2019 Results

Revenue Grows 4%, Net Income Reaches $10.3 Million and Net-Adjusted EBITDA Increases 24%

Conference Call Scheduled for 8:30 a.m. EDT Will Not Take Place in Light of HGGC Transaction

WOBURN, Mass., July 26, 2019 – Monotype Imaging Holdings Inc. (Nasdaq: TYPE) today announced financial results for the second quarter ended June 30, 2019.

Second quarter 2019 highlights

•	Revenue for the quarter was $63.2 million, an increase of 4% year over year.

•	Net income was $10.3 million; Non-GAAP net adjusted EBITDA was $21.6 million, or 34% of revenue.

“We are pleased with our second quarter performance,” said Scott Landers, President and CEO of Monotype. “In line with our strategic direction, we will continue to drive the business with a view on the long-term as we address both the creative and OEM needs of our enterprise customers.”

HGGC Transaction

In a separate press release issued today, Monotype announced that it has entered into a definitive agreement under which HGGC, a leading middle market private equity firm, will acquire all outstanding shares of Monotype common stock for $19.85 per share in cash, representing an equity value of approximately $825 million.

Second quarter 2019 operating results

Revenue for the quarter increased 4% to $63.2 million, compared to $60.7 million for the second quarter of 2018. Creative Professional revenue was $35.2 million, an 8% decrease from the second quarter of 2018. OEM revenue was $28.0 million, an increase of 26% from the same period in 2018.

Gross margin for the quarter was 81.3% compared to 82.2% in the prior year quarter.

Net income was $10.3 million, compared to net income of $0.7 million in the second quarter of 2018. Earnings per diluted share was $0.25, compared to earnings per diluted share of $0.02 in the prior year quarter.

Non-GAAP net income, which excludes the amortization of intangible assets, stock based compensation expense, acquisition-related compensation expense, and non-recurring expenses, net of taxes, was $15.4 million, compared to $12.0 million in the second quarter of 2018. Non-GAAP earnings per diluted share was $0.38 in the second quarter of 2019, compared to $0.30 in the prior year period.

Non-GAAP net adjusted EBITDA was $21.6 million, or 34% of revenue, compared to $17.4 million in the second quarter of 2018.

Cash and cash flow

Monotype had cash and cash equivalents of $47.8 million as of June 30, 2019, compared to $46.4 million as of March 31, 2019, and $75.8 million as of June 30, 2018. The company generated $13.0 million of cash from operations in the second quarter of 2019, compared to using $4.2 million of cash in operations in the second quarter of 2018. During the second quarter of 2019, the company repaid $5.0 million on its outstanding revolving line of credit.

In the second quarter of 2019, Monotype repurchased approximately 50,000 shares of common stock on the open market at prevailing market prices, for a total consideration of $1.0 million, completing the $25 million share repurchase authorization announced in the second quarter of 2018.

Quarterly dividend

Monotype’s most recent dividend payment of $0.116 per share was paid on July 19, 2019, to shareholders of record as of the close of business on July 1, 2019. In light of the announced transaction with HGGC, Monotype will not pay a quarterly dividend through transaction close.

In light of the announced transaction, Monotype’s earnings conference call scheduled for today at 8:30 a.m. EDT will not take place. Additionally, given the pending transaction, Monotype is not updating its outlook for the balance of 2019.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does, and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including those related to future revenues and operating results; the growth of the company’s business; anticipated savings, the impact of federal tax reform legislation; the execution of the company’s capital allocation and funding strategies; and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to risks associated with changes in the economic climate including decreased demand for the company’s products or products that incorporate the company’s solutions; risks associated with the company’s ability to adapt products or services to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with the company’s development of and the market acceptance of new products, product features or services; risks associated with the anticipated cost savings and expenses from the company’s restructuring actions and wind down of certain of the company’s products including that such savings and expenses are not as predicted; risks associated with increased competition in markets the company serves, including the risks that increased competition may result in the company’s inability to gain new customers, retain existing customers or may force the company to reduce prices; risks associated with the ownership and enforcement of the company’s intellectual property; and risks associated with geopolitical conditions and changes in the financial markets. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent filings. The forward-looking financial information set forth in this release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts to be included in the company’s future earnings releases and public filings. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, Monotype will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Monotype may file with the SEC or send to Monotype’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF MONOTYPE ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MONOTYPE, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. The proposed merger transaction will be submitted to Monotype’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by Monotype with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Monotype with the SEC will also be available free of charge on Monotype’s website at www.monotype.com or by contacting Monotype’s Investor Relations contact at ir@monotype.com.

Participants in the Solicitation

Monotype and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Monotype’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of Monotype and their ownership of shares of Monotype’s common stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 25, 2019, its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 4, 2019 and in subsequent documents filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the merger transaction, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

About Monotype

Monotype empowers creative minds to build and express authentic brands through design, technology and expertise. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ©2019 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$47,763	$60,106
Restricted cash	6,000	6,000
Accounts receivable, net	47,076	55,943
Income tax refunds receivable	6,904	5,122
Prepaid expenses and other current assets	7,634	6,473

Total current assets	115,377	133,644
Right of use asset	14,320	—
Property and equipment, net	11,850	14,105
Goodwill	275,946	276,222
Intangible assets, net	71,265	74,699
Other assets	15,184	8,986

Total assets	$503,942	$507,656

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,748	$1,719
Accrued expenses and other current liabilities	33,864	43,840
Accrued income taxes payable	180	510
Deferred revenue	10,777	10,337
Lease liability	3,701	—

Total current liabilities	50,270	56,406
Revolving line of credit	65,000	75,000
Other long-term liabilities	1,711	3,102
Deferred income taxes	36,891	35,083
Reserve for income taxes	—	2,471
Lease liability	12,053	—
Accrued pension benefits	5,956	5,888
Stockholders’ equity:
Common stock	46	46
Additional paid-in capital	327,918	319,486
Treasury stock, at cost	(92,747)	(83,518)
Retained earnings	102,973	99,605
Accumulated other comprehensive loss	(6,129)	(5,913)

Total stockholders’ equity	332,061	329,706

Total liabilities and stockholders’ equity	$503,942	$507,656

MONOTYPE IMAGING HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	63,236	60,687	114,592	117,370
Cost of revenue	10,990	9,956	20,593	22,392
Cost of revenue—amortization of acquired technology	843	860	1,700	1,724

Total cost of revenue	11,833	10,816	22,293	24,116

Gross profit	51,403	49,871	92,299	93,254
Operating expenses:
Marketing and selling	18,570	20,081	35,700	40,170
Research and development	6,764	8,456	14,205	17,752
General and administrative	11,588	11,858	23,607	27,476
Restructuring	32	6,376	8	6,570
Amortization of other intangible assets	829	965	1,661	1,989

Total operating expenses	37,783	47,736	75,181	93,957

Income (loss) from operations	13,620	2,135	17,118	(703)
Other (income) expense:
Interest expense, net	698	799	1,469	1,527
Other expense (income), net	239	(633)	445	(535)

Total other expense	937	166	1,914	992

Income (loss) before provision (benefit) for income taxes	12,683	1,969	15,204	(1,695)
Provision (benefit) for income taxes	2,376	1,274	2,237	(1,191)

Net income (loss)	$10,307	$695	$12,967	$(504)

Net income (loss) available to common stockholders—basic and diluted	$9,971	$666	$12,558	$(504)

Net income (loss) per common share—basic and diluted	$0.25	$0.02	$0.31	$(0.01)

Weighted-average number of shares outstanding:
Basic	40,026,865	40,418,308	40,015,672	40,436,595
Diluted	40,065,910	40,537,852	40,066,047	40,436,595

MONOTYPE IMAGING HOLDINGS INC.

OTHER INFORMATION

(Unaudited and in thousands)

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss)	$10,307	$695	$12,967	$(504)
Interest expense, net	698	799	1,469	1,527
Other expense (income), net	239	(633)	445	(535)
Provision (benefit) for income taxes	2,376	1,274	2,237	(1,191)

Income (loss) from operations	13,620	2,135	17,118	(703)
Depreciation and amortization	3,168	3,198	6,337	6,447
Stock based compensation(1)	3,879	4,590	8,098	8,837
Acquisition-related compensation(2)	166	1,084	333	2,273
Non-recurring expenses(3)	743	6,376	719	11,490

Net adjusted EBITDA	$21,576	$17,383	$32,605	$28,344

(1)

For the three and six months ended June 30, 2018, $1.4 million of stock based compensation expense was reversed as a result of forfeitures of awards by employees included in the restructuring plan. This non-recurring amount has been included in restructuring expenses.

(2)

For the three months ended June 30, 2019, the amount includes $0.2 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition. For the three months ended June 30, 2018, the amount includes $0.9 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.2 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the six months ended June 30, 2019, the amount includes $0.3 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition. For the six months ended June 30, 2018, the amount includes $1.8 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.

(3)

For the three months ended June 30, 2019, the amount primarily includes $0.7 million of certain advisor fees related to shareholder activities. For the three months ended June 30, 2018, the amount includes $6.4 million of restructuring expenses. For the six months ended June 30, 2019, the amount primarily includes $0.7 million of certain advisor fees related to shareholder activities. For the six months ended June 30, 2018, the amount includes $2.7 million of certain advisor fees related to shareholder activities, $2.2 million of royalty expenses, recorded in cost of sales, associated with revenue that was not recognized under ASC 606 and $6.6 million of restructuring expenses.

MONOTYPE IMAGING HOLDINGS INC.

OTHER INFORMATION

(Unaudited and in thousands)

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP net income (loss) available to common stockholders — diluted	$10,307	$695	$12,967	$(504)
Amortization, net of tax of $386, $425, $776 and $865, respectively	1,286	1,400	2,585	2,848
Stock based compensation, net of tax of $802, $672, $1,656 and $1,417, respectively(1)	3,077	3,918	6,442	7,420
Acquisition-related compensation, net of tax of $0, $0, $0 and $0, respectively(2)	166	1,084	333	2,273
Non-recurring expenses, net of tax of $172, $1,486, $166 and $2,677, respectively(3)	571	4,890	553	8,813

Non-GAAP net income	$15,407	$11,987	$22,880	$20,850

(1)

For the three and six months ended June 30, 2018, the amount excludes a $1.2 million, net of tax, non-recurring reduction for forfeitures of awards by employees included in the restructuring plan. This amount is included in non-recurring expenses.

(2)

For the three months ended June 30, 2019, the amount includes $0.2 million, net of tax, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition. For the three months ended June 30, 2018, the amount includes $0.9 million, net of tax, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.2 million, net of tax, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the six months ended June 30, 2019, the amount includes $0.3 million, net of tax, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition. For the six months ended June 30, 2018, the amount includes $1.8 million, net of tax, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million, net of tax, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.

(3)

For the three months ended June 30, 2019, the amount includes $0.5 million, net of tax, of certain advisor fees related to shareholder activities. For the three months ended June 30, 2018, the amount includes $4.9 million, net of tax, of restructuring expenses. For the six months ended June 30, 2019, the amount includes $0.5 million, net of tax, of certain advisor fees related to shareholder activities. For the six months ended June 30, 2018, the amount includes $2.1 million, net of tax, of certain advisor fees related to shareholder activities, $1.7 million, net of tax, of royalty expenses, recorded in cost of sales, associated with revenue that was not recognized under ASC 606 and $5.0 million, net of tax, of restructuring expenses.

MONOTYPE IMAGING HOLDINGS INC.

OTHER INFORMATION

(Unaudited and in thousands)

RECONCILIATION OF GAAP EARNINGS (LOSS) PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP income (loss) per diluted share	$0.25	$0.02	$0.31	$(0.01)
Amortization, net of tax of $0.01, $0.01, $0.01 and $0.02, respectively	0.04	0.03	0.07	0.07
Stock based compensation, net of tax of $0.02, $0.02, $0.03 and $0.03, respectively(1)	0.08	0.10	0.17	0.18
Acquisition-related compensation, net of tax of $0.00, $0.00, $0.00 and $0.00, respectively(2)	0.00	0.03	0.01	0.05
Non-recurring expenses, net of tax of $0.00, $0.04, $0.00 and $0.07, respectively(3)	0.01	0.12	0.01	0.22

Non-GAAP earnings per diluted share	$0.38	$0.30	$0.57	$0.51

(1)

For the three and six months ended June 30, 2018, the amount excludes a $1.2 million, or $0.03 per share, net of tax, non-recurring reduction for forfeitures of awards by employees included in the restructuring plan. This amount is included in non-recurring expenses.

(2)

For the three months ended June 30, 2019, the amount includes $0.2 million, or $0.00 per share, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition. For the three months ended June 30, 2018, the amount includes $0.9 million, or $0.02 per share, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.2 million, or $0.01 per share, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the six months ended June 30, 2019, the amount includes $0.3 million, or $0.01 per share, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition. For the six months ended June 30, 2018, the amount includes $1.8 million, or $0.04 per share, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million, or $0.01 per share, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.

(3)

For the three months ended June 30, 2019, the amount primarily includes $0.5 million, or $0.01 per share, net of tax, of certain advisor fees related to shareholder activities. For the three months ended June 30, 2018, the amount includes $4.9 million, or $0.12 per share, net of tax, of restructuring expenses. For the six months ended June 30, 2019, the amount primarily includes $0.5 million, or $0.01 per share, net of tax, of certain advisor fees related to shareholder activities. For the six months ended June 30, 2018, the amount includes $2.1 million, or $0.06 per share, net of tax, of certain advisor fees related to shareholder activities, $1.7 million, or $0.04 per share, net of tax, of royalty expenses, recorded in cost of sales, associated with revenue that was not recognized under ASC 606 and $5.0 million, or $0.12 per share, net of tax, of restructuring expenses.

MONOTYPE IMAGING HOLDINGS INC.

OTHER INFORMATION

(Unaudited and in thousands)

OTHER INFORMATION

Stock based compensation is comprised of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Marketing and selling	$1,702	$2,152	$3,472	$3,886
Research and development	640	893	1,362	1,881
General and administrative	1,537	1,545	3,264	3,070
Restructuring(1)	—	(1,402)	—	(1,402)

Total expensed	$3,879	$3,188	$8,098	$7,435
Property and equipment	—	7	—	21

Total stock based compensation	$3,879	$3,195	$8,098	$7,456

(1)

For the three and six months ended June 30, 2018, $1.4 million of stock based compensation expense was reversed as a result of forfeitures of awards by employees included in the restructuring plan. This non-recurring amount has been included in restructuring expenses.

MARKET INFORMATION

The following table presents revenue for our two major markets:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Creative Professional	$35,225	$38,417	$67,988	$73,415
OEM	28,011	22,270	46,604	43,955

Total	$63,236	$60,687	$114,592	$117,370

Investor Relations:

Monotype

Mary Conway

ir@monotype.com